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                                                                    EXHIBIT 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                        GREAT XPECTATIONS MARKETING, INC.


         The undersigned, a natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the laws of the State of Nevada, hereby adopts the following Articles of Incorporation for such corporation:


                                   ARTICLE ONE

         The name of the corporation is Great Xpectations Marketing, Inc.


                                   ARTICLE TWO

         The period of the corporation's duration is perpetual.


                                  ARTICLE THREE

         The purpose or purposes for which the corporation is organized are to engage in and transact any or all lawful business for which corporations may be incorporated under the laws of the State of Nevada.


                                  ARTICLE FOUR

         The total authorized capital stock of the corporation is:

                  50,000,000 shares of common stock, with a par value of $0.001 per share

                  20,000,000 shares of preferred stock, with a par value of $0.001 per share

                  Such stock may be issued from time to time without action by the shareholders for such consideration as may be determined, from time to time, by the Board of Directors, and such shares so issued shall be deemed fully paid stock, and the holders of such stock shall not be liable for any further payments thereon. Further, the preferred stock may be issued in one or more series, from time to time, at the discretion of the Board of Directors without shareholder approval, with each such series to consist of such number of shares and to have


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                  such voting powers (whether full or limited, or no voting
                  powers) and such designations, powers, preferences, and relative, participating, optional, redemption, conversion, exchange, or other special rights, and such qualifications, limitations, or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. Each share of any series of preferred stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.


                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.


                                   ARTICLE SIX

         Directors shall be elected by majority vote. Cumulative voting shall not be permitted.


                                  ARTICLE SEVEN

         The street address of the initial registered office of the corporation is One East First Street, Reno, Nevada 89501, and the name of its initial registered agent at such address is The Corporation Trust Company.


                                  ARTICLE EIGHT

         The number of directors constituting the initial Board of Directors is two (2); however, thereafter the Bylaws shall fix the number of directors. The names and addresses of the persons who will serve as the directors until the first annual meeting of the shareholders, or until their successors are elected and qualified are:

                     Name                                        Address
            Forrest E. Watson                           9202 West Royal Lane
                                                        Irving, Texas 75063

            Everett S. Sparks                           9202 West Royal Lane
                                                        Irving, Texas 75063



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                                  ARTICLE NINE

         The name and address of the incorporator is:

                     Name                                        Address
            T. Alan Owen                                1112 East Copeland Road
                                                        Suite 420
                                                        Arlington, Texas  76011

                                   ARTICLE TEN

         No holder of any stock of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the corporation authorized by these Articles or of any additional stock of any class to be issued by reason of any increase in the authorized stock of the corporation, or of any bonds, certificates of indebtedness, debentures, warrants, options, or other securities convertible into any class of stock of the corporation, but any stock authorized by these Articles or any such additional authorized stock or securities convertible into any stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations, or associations for such consideration and upon such terms and in such manner as the Board of Directors may in its discretion determine without offering any thereof on the same terms or on any terms to the shareholders then of record or to any class of shareholders, provided only that such issuance may not be inconsistent with any provision of law or with any of the provisions of these Articles.


                                 ARTICLE ELEVEN

         The initial Bylaws shall be adopted by the Board of Directors. The Board of Directors may amend or repeal the Bylaws or adopt new Bylaws, unless:
(1) these Articles of Incorporation or the Nevada corporate laws reserve the power exclusively to the shareholders in whole or in part; or (2) the shareholders in amending, repealing, or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw. Unless these Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the corporation's Bylaws, the corporation's shareholders may amend, repeal, or adopt the corporation's Bylaws even though the Bylaws may also be amended, repealed, or adopted by the Board of Directors.





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                                 ARTICLE TWELVE

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any act or omission in his capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Nevada. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of the corporation existing at the time of the repeal or modification.



         IN WITNESS WHEREOF, I have hereunto set my hand, this 18th day of December, 1998.




                                        /s/ T. ALAN OWEN
                                      ------------------------------------
                                      T. Alan Owen



THE STATE OF TEXAS                  )
                                    )
COUNTY OF TARRANT                   )

         BEFORE ME, the undersigned authority, on this day personally appeared
T. ALAN OWEN, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 18th day of December, 1998.


                                       /s/ JOANN R. COX
                                      -------------------------------------
                                      Notary Public in and for
                                      The State of Texas


My Commission Expires:
    9-18-2000
----------------------